Exhibit 99.1

DREAMWORKS ANIMATION COMPLETES PRIVATE OFFERING OF 6.875% SENIOR NOTES DUE 2020

GLENDALE, California – August 14, 2013 – DreamWorks Animation SKG, Inc. (Nasdaq: DWA) (“DreamWorks Animation” or the “Company”) announced today that it has completed its previously announced private offering of $300 million aggregate principal amount of 6.875% senior notes due 2020 (the “Notes”). The Notes are unsecured, unsubordinated obligations of DreamWorks Animation SKG, Inc. and will be guaranteed by the Company’s existing and future domestic subsidiaries that guarantee the Company’s credit facility.

The Company intends to use the net proceeds of the offering of the Notes to repay the outstanding loans under its revolving credit facility, including accrued and unpaid interest thereon. The Company expects to use the additional net proceeds, if any, for general corporate purposes, which may include acquisitions and repurchases of the Company’s common stock.

The Notes and the related subsidiary guarantees were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About DreamWorks Animation

DreamWorks Animation creates high-quality entertainment, including CG animated feature films, television specials and series and live entertainment properties, meant for audiences around the world. The Company has world-class creative talent, a strong and experienced management team and advanced filmmaking technology and techniques. DreamWorks Animation has been named one of the “100 Best Companies to Work For” by FORTUNE® Magazine for five consecutive years. In 2013, DreamWorks Animation ranks #12 on the list. All of DreamWorks Animation’s feature films are produced in 3D. The Company has theatrically released a total of 26 animated feature films, including the franchise properties of Shrek, Madagascar, Kung Fu Panda, How to Train Your Dragon, Puss in Boots, and The Croods.

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate, and management’s beliefs and assumptions made by management. Such statements include, in particular, statements about our plans, strategies and prospects. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “would,” “might,” “will,” “should,” “expect(s),” “forecast,” “predict,” “potential,” “continue,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “is scheduled for,” “targeted,” and variations of such words and similar expressions. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results and outcomes may differ materially from what is expressed or forecasted in any such forward-looking statements as a result of various factors, including but not limited to those risks and uncertainties listed under “Risk Factors” in our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q. DreamWorks Animation is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by securities or other applicable law.